SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

LENNAR CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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(4)	Date Filed:

700 N.W. 107th Avenue, Miami, Florida 33172 — (305) 559-4000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

March 30, 2004

TO THE STOCKHOLDERS OF LENNAR CORPORATION:

      This is to notify you that the Annual Meeting of the stockholders of Lennar Corporation will be held at Lennar Corporation, 700 N.W. 107th Avenue, Second Floor, Miami, Florida 33172 on March 30, 2004, at 11:00 a.m. Eastern Time, for the following purposes:

1.	To elect three directors. The other directors have been elected for terms that expire in subsequent years.

2.	To transact any other business that may properly come before the meeting.

      Only stockholders of record at the close of business on February 4, 2004 will be entitled to notice of or to vote at the meeting or any adjournment of the meeting. Our transfer books will not be closed.

      If you do not intend to be present at the meeting, please sign and return the enclosed Proxy. If you attend and vote in person, the Proxy will not be used with regard to the matters on which you voted.

By Order of the Board of Directors

BENJAMIN P. BUTTERFIELD
Secretary

Dated: March 8, 2004

PROXY STATEMENT

SOLICITATION AND REVOCATION OF PROXY

      Our Board of Directors is soliciting the accompanying Proxy. The proxyholders named in the Proxy will vote all shares represented by proxies in the manner designated or, if no designation is made, they will vote the proxies for the three director nominees named below. The proxyholders will not vote shares with regard to matters as to which proxies instruct them to abstain or to the extent they are marked by brokers to show that specified numbers of shares are not to be voted. We are mailing this Proxy Statement and the accompanying form of Proxy on or about March 8, 2004 to all stockholders of record on February 4, 2004. If you give a proxy, you may revoke it at any time before it is voted by a written instrument of revocation that we receive at our office at 700 N.W. 107th Avenue, Miami, Florida 33172, before the meeting, or in open meeting, without, however, affecting any vote that has already been taken. Your presence at the meeting will not revoke a proxy, but if you attend the meeting and cast a ballot, that will revoke a proxy as to the matter on which the ballot is cast.

Cost and Method of Solicitation

      We will bear the cost of soliciting proxies. We are soliciting proxies by mail and, in addition, our directors, officers and employees may solicit proxies personally or by telephone. We will reimburse custodians, brokerage houses, nominees and other fiduciaries for the cost of sending proxy materials to their principals.

Voting Rights and Proxies

      Only stockholders of record at the close of business on February 4, 2004 will be entitled to vote at the meeting. Our only outstanding voting securities on that day were 122,988,592 shares of Class A Common Stock and 32,524,462 shares of Class B Common Stock. Each outstanding share of Class A Common Stock entitles the holder to one vote. Each outstanding share of Class B Common Stock entitles the holder to ten votes.

      You may vote your stock in person or by your signed, written proxy. We will deem any message sent to us prior to the time for voting that appears to have been transmitted by a stockholder, or any reproduction of a proxy, to be sufficient. The death or incapacity of a person who gives a proxy will not revoke the proxy, unless the fiduciary who has control of the shares represented by the proxy notifies us of the death or incapacity in writing before the meeting.

Principal Stockholders

      On February 4, 2004, the following persons were the only persons who, insofar as we are aware based upon the most recent filings with the Securities and Exchange Commission, owned beneficially more than 5% of any class of our voting securities:

		Amount and Nature
		of Beneficial	Percent of
Name and Address of Beneficial Owner	Title of Class	Ownership	Class

Stuart A. Miller	Class B Common Stock	21,291,479 (1)	65.4%
700 N.W. 107th Avenue
Miami, FL 33172
Bank of America Corporation	Class A Common Stock	15,223,884	12.4%
100 North Tryon Street Charlotte, NC 28255
FMR Corp.	Class A Common Stock	9,573,010	7.8%
82 Devonshire Street Boston, MA 02109
AXA Assurances I.A.R.D. Mutuelle	Class A Common Stock	7,045,746	5.7%
370, rue Saint Honore 75001 Paris, France
Putnam, LLC	Class A Common Stock	6,614,138	5.4%
One Post Office Square Boston, MA 02109
Capital Growth Management	Class A Common Stock	6,100,800	5.0%
Limited Partnership One International Place Boston, MA 02110

(1)	Stuart A. Miller, his brother and his sister (who is the wife of one of our directors, Steven J. Saiontz) are trustees and beneficiaries of trusts that directly or indirectly hold the limited partner interests in two partnerships that together own 21,204,314 shares of Class B Common Stock (other than minor limited partnership interests they hold directly). Stuart A. Miller is the sole officer and the sole director of the corporation that owns the general partner interests in the partnerships. Because of that, Stuart A. Miller is shown as the beneficial owner of the shares held by the partnerships, even though he has only a limited pecuniary interest in those shares.

This amount includes 14,129 of currently exercisable stock options and stock options which become exercisable within sixty days after February 4, 2004. This amount does not include 8,000 shares issuable in the future under our deferred compensation plan as of February 4, 2004.

      On February 4, 2004, The Depository Trust Company owned of record 122,121,368 shares of Class A Common Stock, which was 99.3% of the outstanding Class A Common Stock, and 12,942,400 shares of Class B Common Stock, which was 39.8% of the outstanding Class B Common Stock. We understand those shares were held beneficially for members of the New York Stock Exchange, some of whom may in turn have been holding shares beneficially for customers.

      Our voting securities which our directors and executive officers owned on February 4, 2004 were as follows:

	Title of Class

	Class A Common Stock		Class B Common Stock

	Amount and Nature		Amount and Nature
	of Beneficial		of Beneficial
Name of Beneficial Owner	Ownership (1)(4)	Percent of Class	Ownership (1)(4)		Percent of Class

Irving Bolotin	134,000	(5)	19,046		(5)
Steven L. Gerard	6,518	(5)	650		(5)
Bruce E. Gross	204,164	(5)	22,784		(5)
Jonathan M. Jaffe	272,246	(5)	38,850		(5)
Craig M. Johnson	155,800	(5)	7,678		(5)
R. Kirk Landon	21,800	(5)	2,180		(5)
Sidney Lapidus	177,556	(5)	17,754		(5)
Stuart A. Miller	673,668	(5)	21,291,479	(2)	65.4%
Hervé Ripault	7,000	(5)	700		(5)
Steven J. Saiontz	206,068	(5)	20,606	(2)(3)	(5)
Donna E. Shalala	2,000	(5)	200		(5)
Robert J. Strudler	132,298	(5)	9,228		(5)
Directors and Officers as a Group (18 persons)	2,440,880	2.0%	21,477,415		65.9%

(1)	Includes currently exercisable stock options and stock options which become exercisable within sixty days after February 4, 2004. Those options include options held by Irving Bolotin relating to 4,000 shares of Class A Common Stock and 400 shares of Class B Common Stock, Steven L. Gerard relating to 4,000 shares of Class A Common Stock and 400 shares of Class B Common Stock, Bruce E. Gross relating to 84,348 shares of Class A Common Stock and 8,434 shares of Class B Common Stock, Jonathan M. Jaffe relating to 71,600 shares of Class A Common Stock and 7,160 shares of Class B Common Stock, Craig M. Johnson relating to 21,342 shares of Class A Common Stock and 2,134 shares of Class B Common Stock, R. Kirk Landon relating to 4,000 shares of Class A Common Stock and 400 shares of Class B Common Stock, Sidney Lapidus relating to 4,000 shares of Class A Common Stock and 400 shares of Class B Common Stock, Stuart A. Miller relating to 141,290 shares of Class A Common Stock and 14,129 shares of Class B Common Stock, Hervé Ripault relating to 4,000 shares of Class A Common Stock and 400 shares of Class B Common Stock, Steven J. Saiontz relating to 4,000 shares of Class A

Common Stock and 400 shares of Class B Common Stock, Donna E. Shalala relating to 2,000 shares of Class A Common Stock and 200 shares of Class B Common Stock, Robert J. Strudler relating to 32,000 shares of Class A Common Stock and 3,200 shares of Class B Common Stock, and all directors and executive officers relating to 547,582 shares of Class A Common Stock and 54,758 shares of Class B Common Stock.

(2)	Stuart A. Miller, his brother and his sister (who is the wife of one of our directors, Steven J. Saiontz) are trustees and beneficiaries of trusts that directly or indirectly hold the limited partner interests in two partnerships that together own 21,204,314 shares of Class B Common Stock (other than minor limited partnership interests they own directly). Stuart A. Miller is the sole officer and the sole director of the corporation that owns the general partner interests in the partnerships. Because of that, Stuart A. Miller is shown as the beneficial owner of the shares held by the partnerships, even though he has only a limited pecuniary interest in those shares.

(3)	Does not include 19,800 shares of Class B Common Stock held by Steven J. Saiontz’s wife.

(4)	Does not include shares issuable in the future under our deferred compensation plan, which at February 4, 2004, were as follows: Bruce E. Gross – 48,000 shares of Class A Common Stock and 4,800 shares of Class B Common Stock, Jonathan M. Jaffe – 80,000 shares of Class A Common Stock and 8,000 shares of Class B Common Stock, Craig M. Johnson – 32,000 shares of Class A Common Stock and 3,200 shares of Class B Common Stock, Stuart A. Miller – 80,000 shares of Class A Common Stock and 8,000 shares of Class B Common Stock, Robert J. Strudler – 40,000 shares of Class A Common Stock and 4,000 shares of Class B Common Stock, and all directors and executive officers – 329,200 shares of Class A Common Stock and 32,920 shares of Class B Common Stock.

(5)	Less than 1%.

      Because each outstanding share of Class B Common Stock is entitled to ten votes and each outstanding share of Class A Common Stock is entitled to one vote, Stuart A. Miller has the power to cast 213,305,878 votes, which is 47.6% of the combined votes that can be cast by all the holders of Class A Common Stock and Class B Common Stock, and all directors and officers as a group have the power to cast 216,119,878 votes, which is 48.2% of the combined votes that can be cast by all the holders of Class A Common Stock and Class B Common Stock.

ELECTION OF DIRECTORS

      Our directors are divided into three classes. The directors serve for terms of three years, and the term of one class of directors expires each year. Our Certificate of Incorporation and By-Laws provide that each class will have the highest whole number of directors obtained by dividing the number of directors constituting the whole Board by three, with any additional directors allocated, one to a class, to the classes designated by the Board of Directors. The persons named in the accompanying Proxy will vote for the following three people as directors to serve until the 2007 Annual Meeting of Stockholders:

		Director	Term
Name of Director	Age	Since	Expires

Nominated to serve until the 2007 Annual Meeting of Stockholders
Irving Bolotin	71	1974	2004
R. Kirk Landon	74	1999	2004
Donna E. Shalala	63	2001	2004
Other Directors
Stuart A. Miller(1)	46	1990	2005
Steven J. Saiontz(1)	45	1990	2005
Robert J. Strudler(1)	61	2000	2005
Steven L. Gerard	58	2000	2006
Jonathan M. Jaffe	44	1997	2006
Sidney Lapidus	66	1997	2006
Hervé Ripault	63	2000	2006

(1)	Executive Committee member.

      Irving Bolotin was a Senior Vice President of our Company until he retired on December 31, 1998. He had held that position for more than five years before his retirement. Mr. Bolotin also serves on the Board of Directors of Rechtien International Trucks, Inc.

      R. Kirk Landon is the President of The Kirk Foundation and President of The Kirk A. and Dorothy P. Landon Foundation, Chairman of Innovative Surveillance Technology and Chairman of Orange Clothing Company. He is also Vice Chairman of the Board of Trustees of Barry University. From 1980 to 1999, he was Chairman of the Board of American Bankers Insurance Group and from 1991 to 1998, he was a Director of the Federal Reserve Bank, Atlanta/ Miami Branch.

      Dr. Donna E. Shalala is the President of the University of Miami and is a Professor of Political Science at the University of Miami. Dr. Shalala is also a director of Gannett Co., Inc. and UnitedHealth Group. She served as U.S. Secretary of Health and Human Services from January 1993 to January 2001. She was Chancellor of the University of Wisconsin-Madison from 1987 to 1993. Dr. Shalala also served as the President of Hunter College from 1980 to 1987, and as Assistant Secretary at HUD during the Carter administration. A distinguished political scientist, she has been a professor at Syracuse University, Columbia University of New York, and the University of Wisconsin. Dr. Shalala is a member of the Council on Foreign Relations.

      Stuart A. Miller has been our President and Chief Executive Officer since April 1997. For more than five years prior to that, he was one of our Vice Presidents. He is the Chairman of the Board of LNR Property Corporation, our former wholly-owned subsidiary which we spun-off in October 1997. He is a Director of Union Bank of Florida. Mr. Miller is the brother-in-law of Steven J. Saiontz.

      Steven J. Saiontz has been the Chairman of Union Bank of Florida since December 2002. For more than five years before that, he was the Chief Executive Officer of LNR Property Corporation. He is a Director of LNR Property Corporation. Mr. Saiontz is the brother-in-law of Stuart A. Miller.

      Robert J. Strudler was elected as our Vice Chairman of the Board and Chief Operating Officer upon the merger of U.S. Home Corporation into a subsidiary of ours on May 3, 2000. Prior to joining us, Mr. Strudler had been Chairman and Co-Chief Executive Officer of U.S. Home Corporation since May 1986. Mr. Strudler served as Chairman of the High Production Home Builders Council of the National Association of Home Builders from 1991 to 1994. In 2000, Mr. Strudler was inducted into the National Association of Home Builders Hall of Fame.

      Steven L. Gerard is the Chairman and Chief Executive Officer of Century Business Services, Inc. From July 1997 to October 2000, Mr. Gerard was Chairman and Chief Executive Officer of Great Point Capital, Inc. Mr. Gerard was previously Chairman and Chief Executive Officer of Triangle Wire & Cable, Inc., and its successor, Ocean View Capital, Inc., from September 1992 to July 1997. Mr. Gerard is also a director of Fairchild Corporation, Timco Aviation Services, Inc. and Joy Global, Inc. Mr. Gerard joined our Board upon the merger of U.S. Home Corporation into a subsidiary of ours on May 3, 2000.

      Jonathan M. Jaffe has been one of our Vice Presidents since 1994. For more than five years before that, he held executive positions with several of our subsidiaries.

      Sidney Lapidus is a Managing Director of Warburg Pincus and has been with Warburg Pincus since 1967. Mr. Lapidus currently serves on the board of directors of Information Holdings, Inc. and Knoll, Inc., as well as a number of private companies.

      Hervé Ripault has been an Associate of Optigestiom S.A., a French fund management company, since November 1991. Mr. Ripault retired in October 1991 as Chairman of the Board of Delahaye-Ripault, S.A., Agent de Change, a member of the Paris Stock Exchange, Paris, France. Mr. Ripault had been associated with that firm from June 1985 until his retirement. Mr. Ripault was associated with Société des Maisons Phénix, a homebuilding company in France, from 1979 to 1985, during which time he was Executive Vice President—Finance. Mr. Ripault joined our Board upon the merger of U.S. Home Corporation into a subsidiary of ours on May 3, 2000.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth the annual compensation, long-term compensation and all other compensation for our Chief Executive Officer and for the four additional executive officers who together were our five highest paid executive officers for the year ended November 30, 2003 (securities underlying options/SARs are adjusted for our January 2004 two-for-one stock split):

Summary Compensation Table

					Long-Term Compensation

					Awards		Payouts

		Annual Compensation				Securities
					Restricted	Underlying		All Other
				Other Annual	Stock	Options/	LTIP	Compensation
Name and Principal Position	Year	Salary($)	Bonus(1)($)	Compensation($)	Awards(2)($)	SARs(3)(#)	Payouts($)	(4)($)

Stuart A. Miller	2003	1,000,000	12,070,500	—	—	400,000	—	7,600
President and Chief	2002	600,000	8,757,100	—	—	20,000	—	7,100
Executive Officer	2001	600,000	5,775,100	—	—	20,000	—	6,700

Robert J. Strudler	2003	800,000	6,035,300	—	—	100,000	—	7,600
Vice Chairman and	2002	800,000	3,852,800	—	—	20,000	—	7,100
Chief Operating Officer	2001	800,000	2,038,300	—	—	20,000	—	7,500

Jonathan M. Jaffe	2003	600,000	3,983,300	—	—	100,000	—	7,600
Vice President	2002	500,000	3,963,900	—	—	4,000	—	7,100
	2001	500,000	1,782,900	—	—	20,000	—	6,700

Bruce E. Gross	2003	500,000	1,200,000	—	—	100,000	—	7,600
Vice President and	2002	450,000	640,000	—	—	20,000	—	7,100
Chief Financial Officer	2001	450,000	540,000	—	—	20,000	—	6,700

Craig M. Johnson	2003	305,000	654,000	—	—	60,000	—	7,600
Vice President	2002	290,000	632,800	—	—	20,000	—	7,100
	2001	290,000	376,100	—	—	22,000	—	6,700

(1)	Annual bonus represents amount earned during the year. Cash payment of a portion of the bonus may be deferred to subsequent years.
(2)	At November 30, 2003 (adjusted for our January 2004 two-for-one stock split), a total of 942,000 shares of Class A Common Stock and 94,200 shares of Class B Common Stock, with an aggregate market value of $50,502,504 on that day, that had been awarded to employees as restricted shares under our 2000 Stock Option and Restricted Stock Plan were still subject to restrictions. The shares vest (i.e., cease being subject to restrictions) over five years from the time they were awarded. Holders of restricted shares are entitled to the dividends on the shares and can vote the shares. The restricted shares outstanding on November 30, 2003 included 120,000 shares of Class A Common Stock and 12,000 shares of Class B Common Stock held by Stuart A. Miller (with a market value on that day of $6,433,440), 60,000 shares of Class A Common Stock and 6,000 shares of Class B Common Stock held by Robert J. Strudler (with a market value on that day of $3,216,720), 120,000 shares of Class A Common Stock and 12,000 shares of Class B Common Stock held by Jonathan M. Jaffe (with a market value on that day of $6,433,440), 72,000 shares of Class A Common Stock and 7,200 shares of Class B Common Stock held by Bruce E. Gross (with a market value on that day of $3,860,064) and 48,000 shares of Class A Common Stock and 4,800 shares of Class B Common Stock held by Craig M. Johnson (with a market value on that day of $2,573,376).
(3)	Upon exercise of the options, holders will be entitled to receive one share of Class B Common Stock for each ten shares of Class A Common Stock as to which the options are exercised.

(4)	Consists of matching payments by us under the 401(k) aspect of our Employee Stock Ownership/401(k) Plan, term life insurance premiums paid by us and long-term disability insurance premiums paid by us as follows:

				Long-Term
		401(k)	Term Life	Disability
		Match($)	Insurance($)	Insurance($)

Stuart A. Miller	2003	6,000	900	700
	2002	5,500	900	700
	2001	5,100	900	700

Robert J. Strudler	2003	6,000	900	700
	2002	5,500	900	700
	2001	5,100	1,900	500

Jonathan M. Jaffe	2003	6,000	900	700
	2002	5,500	900	700
	2001	5,100	900	700

Bruce E. Gross	2003	6,000	900	700
	2002	5,500	900	700
	2001	5,100	900	700

Craig M. Johnson	2003	6,000	900	700
	2002	5,500	900	700
	2001	5,100	900	700

      Until January 2003, directors who are not our employees were paid annual fees of $10,000 plus $2,500 for each Board Meeting attended in person, $500 for each Board Meeting in which they participated by conference communications equipment and $500 for each committee meeting in which they participated as a committee member. On January 23, 2003, these annual fees were changed to $30,000 per year, payable half in cash and half with restricted shares of our stock that vest over three years, plus $2,000 for each Board Meeting and $1,000 for each committee meeting attended in person (but only one fee for all meetings attended on a single day) and $500 for each Board Meeting and $250 for each other Board or committee meeting attended by conference communications equipment. Audit Committee members receive an additional $2,500 for each meeting attended, even if there are other meetings on the same day. Directors may elect to defer payment of fees until their retirement, resignation or death, and may elect to receive the deferred payments in cash or in shares of our Class A Common Stock. During 2003, directors who were not our employees were also granted, as of the date of our 2003 annual stockholders’ meeting, options to purchase 1,000 shares of our Class A Common Stock at a price equal to the market value of the stock on that date. The options become exercisable on the one-year anniversary of the grant date and will expire on the three-year anniversary of the grant date. Directors who are also our employees receive no additional remuneration for services as directors.

      The following table summarizes our equity compensation plans as of November 30, 2003 under which we have issued stock options (adjusted for our January 2004 two-for-one stock split):

Number of shares
remaining available for
	Number of shares to		future issuance under
	be issued upon	Weighted-average	equity compensation
	exercise of	exercise price of	plans (excluding
	outstanding options,	outstanding options,	shares reflected in
	warrants and rights	warrants and rights	column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by stockholders (1)	6,660,968	$20.01	9,821,000
Equity compensation plans not approved by stockholders (2)	—	—	—

Total	6,660,968	$20.01	9,821,000

(1)	Our 2003 Stock Option and Restricted Stock Plan, which was approved by our stockholders, authorizes us to issue shares of restricted stock, as well as options. As of November 30, 2003, there were no shares of restricted stock outstanding under this plan. As of November 30, 2003, we had a combined total of 1,036,200 shares of Class A and Class B restricted stock outstanding (adjusted for our January 2004 two-for-one stock split) under our 2000 Stock Option and Restricted Stock Plan.

(2)	We have a deferred compensation plan, which was not required to be submitted to our stockholders for approval, under which senior management can defer compensation, which may include restricted shares upon the shares’ vesting and may include shares subject to options prior to expiration. At November 30, 2003, we were committed to issue 534,000 shares of Class A Common Stock and 53,400 shares of Class B Common Stock (adjusted for our January 2004 two-for-one stock split) at future dates as deferred compensation.

      Under our Deferred Compensation Plan, a member of senior management can defer cash compensation, return to us restricted shares upon vesting, or relinquish stock options, and receive in exchange our agreement to (i) pay at a later date the amount of cash compensation deferred, plus a return on the cash compensation based on hypothetical investments selected by the person, or (ii) issue shares of Class A or Class B Common Stock equal to the number of shares of restricted stock that are returned or based upon the number of shares that were subject to options that were relinquished and the exercise price of those options.

      The following table sets forth information about options which were granted to our Chief Executive Officer and to our four additional highest paid executive officers during the fiscal year ended November 30, 2003 (adjusted for our January 2004 two-for-one stock split):

Option/SAR Grants In Last Fiscal Year

	Individual Grants
					Potential Realizable
		Percent of			Value at
	Number of	Total	Exercise		Assumed Annual Rates
	Securities	Options/	or		of Stock Price Appreciation
	Underlying	SARs Granted	Base		for Option Term
	Options/SARs	to Employees	Price	Expiration
Name	Granted(#)	in Fiscal Year	($/Sh)	Date	5%($)(1)	10%($)(1)

Stuart A. Miller	396,410	15.04%	27.85	1/23/2008	3,049,606	6,738,832
	3,590	0.14%	30.63	1/23/2008	17,622	51,032
Robert J. Strudler	100,000	3.79%	27.85	1/23/2008	769,306	1,699,965
Jonathan M. Jaffe	100,000	3.79%	27.85	1/23/2008	769,306	1,699,965
Bruce E. Gross	100,000	3.79%	27.85	1/23/2008	769,306	1,699,965
Craig M. Johnson	60,000	2.28%	27.85	1/23/2008	461,584	1,019,979

(1)	On April 21, 2003, we distributed to the holders of our stock one share of Class B Common Stock for each ten shares of Class A Common Stock or Class B Common Stock held on April 9, 2003 (the record date). As a result of anti-dilution provisions, when an option that was held on April 9, 2003 is exercised with regard to a specified number of shares of Class A Common Stock, the holder will receive, in addition to the Class A Common Stock, one share of Class B Common Stock for each ten shares of Class A Common Stock as to which the option is exercised.

      The options reflected in the table above were granted under our 2000 Stock Option and Restricted Stock Plan. We typically grant options with a vesting period of four years.

      The following table sets forth information about option/ SAR exercises in the fiscal year ended November 30, 2003 and options/ SARs held as of the end of that year by our Chief Executive Officer and our four additional highest paid executive officers (adjusted for our January 2004 two-for-one stock split):

Aggregated Option/ SAR Exercises In Last Fiscal Year and

Fiscal Year-End Option/ SAR Values

			Number of
			Securities	Value of
			Underlying	Unexercised
			Unexercised	In-the-Money
			Options/SARs	Options/SARs
			at Fiscal	at Fiscal
			Year-End(#)	Year-End($)(2)
	Shares
	Acquired on	Value	Exercisable(E)/	Exercisable(E)/
Name	Exercise(#)	Realized($)(1)	Unexercisable(U)	Unexercisable(U)

Stuart A. Miller
Class A Common Stock	—	—	83,290(E)/516,000(U)	3,264,093(E)/12,678,311(U)
Class B Common Stock	—	—	8,329(E)/51,600(U)	388,251(E)/2,405,639(U)
Robert J. Strudler
Class A Common Stock	66,666	1,181,447	10,000(E)/130,000(U)	290,300(E)/2,885,400(U)
Class B Common Stock	6,666	174,213	1,000(E)/13,000(U)	46,620(E)/606,060(U)
Jonathan M. Jaffe
Class A Common Stock	152,000	4,220,336	55,900(E)/281,600(U)	2,216,667(E)/9,318,128(U)
Class B Common Stock	15,196	482,579	5,590(E)/28,160(U)	260,559(E)/1,312,866(U)
Bruce E. Gross
Class A Common Stock	28,620	718,134	56,348(E)/176,000(U)	2,249,374(E)/4,724,400(U)
Class B Common Stock	2,860	104,390	5,634(E)/17,600(U)	262,657(E)/820,512(U)
Craig M. Johnson
Class A Common Stock	7,458	169,707	3,342(E)/91,200(U)	84,407(E)/2,075,018(U)
Class B Common Stock	744	29,444	334(E)/9,120(U)	15,571(E)/425,128(U)

(1)	Based upon the difference between the exercise price of the options/ SARs and the market prices of our Class A Common Stock and Class B Common Stock on the dates on which the stock options were exercised.

(2)	Based upon the difference between the exercise price of the options/ SARs and the last reported sales prices of our Class A Common Stock and Class B Common Stock on November 30, 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires directors, officers and persons who own more than 10 percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. They are required to furnish us with copies of the forms they file pursuant to Section 16(a). Based solely on our review of the copies of forms we have received, we believe that our directors, officers and greater than 10% beneficial owners made all required filings, except that (i) Benjamin P. Butterfield filed a Form 4 on May 19, 2003 relating to stock options that were granted to him on May 12, 2003 and (ii) our executive officers who returned restricted shares to us on June 22, 2002 in exchange for commitments under our deferred compensation plan filed Form 4’s on April 22, 2003.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

      A majority of the members of our Board are independent as defined in the New York Stock Exchange listing standards. The Board has affirmatively determined that each of the independent directors does not have a material relationship with us and is not otherwise an affiliate of ours. Our Board normally meets quarterly, but holds additional special meetings when required. During fiscal 2003, the Board met 10 times. Each director attended at least 75% of the meetings of the Board which were held and at least 75% of the total number of meetings of each committee of the Board on which he or she was serving. All of the members of our Board attended last year’s annual meeting.

      Any shareholder, employee or other interested person wishing to express concerns with the non-management directors about (a) our operations, (b) our financial reporting, (c) our business integrity or

(d) any other matter related to us, may call or submit information that describes his or her concerns by mail to Lennar Corporation, P.O. Box 720517, Miami, Florida 33172, by phone at 1-800-503-1534 or by e-mail to feedback@lennar.com. The non-management directors will regularly review all submissions. Any non-management director who wants to discuss a submission may present it for discussion at the next executive session of the non-management directors or at any other time selected by the non-management directors. The non-management directors recommend that all submissions contain the submitting person’s name and contact information. Anonymous submissions will be accepted. However, failure to include the submitting person’s name and contact information may affect the non-management directors’ view of the credibility of the submission.

      Our Board has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, a Stock Option Committee, a Directors and Officers Stock Option Committee and an Independent Directors Committee.

Audit Committee

      The Audit Committee consists of Messrs. Landon (Chairperson), Bolotin and Gerard. The Board has determined that all members of the Audit Committee are independent, as that term is defined in the New York Stock Exchange listing standards that are applicable to us. Our Board has determined that Steven L. Gerard is an audit committee financial expert, as that term is defined in SEC Regulation S-K. The Audit Committee met eight times during fiscal 2003. Our Board has adopted a charter for the Audit Committee. A copy of that charter, as it was amended in February 2004, is Annex I to this Proxy Statement and is also available on our website at www.lennar.com. Under its charter, the principal functions of the Audit Committee are: (1) overseeing the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditors’ qualifications, performance and independence and the performance of our internal auditors, (2) preparing the report that appears in our annual meeting proxy statement and (3) providing an open line of communication among our independent auditors, our internal auditors, our employees and our Board. Its responsibilities also include direct supervision of our internal auditors, selecting and determining the compensation of our independent auditors, pre-approving all audit and non-audit services rendered to us by our independent auditors, meeting regularly with our auditors, our management and our internal auditors, reviewing any issues regarding accounting or internal controls, including any significant deficiencies in our internal controls reported to the Audit Committee by our Chief Executive Officer or our Chief Financial Officer, and receiving and reviewing complaints regarding accounting, internal controls or auditing matters, including anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

Compensation Committee

      The Compensation Committee consists of Messrs. Gerard (Chairperson), Bolotin and Landon. The Board has determined that all of the members of the Compensation Committee are independent as defined in the New York Stock Exchange listing standards. The Compensation Committee met two times during fiscal 2003. Our Board has adopted a charter for the Compensation Committee and a copy of that charter is available on our website at www.lennar.com. Under its charter, the Compensation Committee’s principal functions are recommending to the full Board how our principal executive officer should be compensated, setting compensation policies, reviewing management decisions regarding compensation of our senior executives other than our principal executive officer and preparing the report that appears in our annual meeting proxy statement. In addition, the Committee makes recommendations to the Board regarding incentive-compensation plans and equity-based plans that will apply to our senior management.

Nominating and Corporate Governance Committee

      The Nominating and Corporate Governance Committee consists of Dr. Shalala (Chairperson) and Messrs. Bolotin and Ripault. The Board has determined that all of the members of the Nominating and Corporate Governance Committee are independent as defined in the New York Stock Exchange listing standards. The Nominating and Corporate Governance Committee did not meet during fiscal 2003; however, on February 16, 2004, the Nominating and Corporate Governance Committee did meet to evaluate the Board of Directors’ performance during fiscal 2003 and to nominate directors who would be standing for election at the 2004 annual stockholders’ meeting. Our Board has adopted a charter for the Nominating and Corporate Governance Committee and a copy of that charter is available on our website at www.lennar.com. Under its charter, the principal functions of the Nominating and Corporate Governance Committee are to identify individuals qualified to serve on the Board, to recommend the persons the Board should nominate for election at our annual meeting of stockholders, to develop and recommend to our Board Corporate Governance Guidelines applicable to us and to oversee the evaluation of the Board and management. A copy of our Corporate Governance Guidelines is available on our website at www.lennar.com.

Director Qualification Standards

      The Nominating and Corporate Governance Committee will review with the Board of Directors each year the personal characteristics and professional competencies required of Board members so they will work together as a team to oversee our strategies and operations.

      The Nominating and Corporate Governance Committee and the Board have determined that a director should have the following characteristics:

•	Ability to comprehend our strategic goals and to help guide us towards the accomplishment of those goals;

•	A history of conducting his/her personal and professional affairs with the utmost integrity and observing the highest standards of values, character and ethics;

•	Time availability for in-person participation and to be present at the annual meeting of stockholders;

•	Willingness to demand that our officers and employees insist upon honest and ethical conduct throughout the Company;

•	Knowledge of, and experience with regard to at least some of: (a) real estate properties, loans and securities, including any lending and financing activities related thereto; (b) public company regulations imposed by the Securities and Exchange Commission and the New York Stock Exchange, amongst others; (c) portfolio and risk management; (d) the major geographic locations within which we operate; (e) sound business practices; and (f) accounting and financial reporting; and

•	Ability to satisfy the criteria for independence established by the Securities and Exchange Commission and the New York Stock Exchange, as they may be amended from time to time.

Shareholder Nominations

      The Nominating and Corporate Governance Committee will consider any candidate recommended by a shareholder, provided that the shareholder mails a recommendation to us that contains the following:

•	The recommending shareholder’s name and contact information;

•	The candidate’s name and contact information;

•	A brief description of the candidate’s background and qualifications;

•	The reasons why the recommending shareholder believes the candidate would be well suited for the Board;

•	A statement by the candidate that the candidate is willing and able to serve on the Board;

•	A statement by the recommending shareholder that the candidate meets the criteria established by the Board; and

•	A brief description of the recommending shareholder’s ownership of our common stock and the term during which such shares have been held.

      In making its determination whether to recommend that the Board nominate a candidate who had been recommended by a shareholder, the Nominating and Corporate Governance Committee will consider, among other things, (a) the appropriateness of adding another director to the Board and (b) the candidate’s background and qualifications. The Nominating and Corporate Governance Committee may conduct an independent investigation of the background and qualifications of a candidate recommended by a shareholder, and may request an interview with the candidate. The Nominating and Corporate Governance Committee will not determine whether to recommend that the Board nominate a candidate until the Nominating and Corporate Governance Committee completes what it believes to be a reasonable investigation, even if that delays the recommendation until after it is too late for the candidate to be nominated with regard to a particular meeting of stockholders. When the Nominating and Corporate Governance Committee determines not to recommend that the Board nominate a candidate, or the Board determines to nominate or not to nominate a candidate, the Nominating and Corporate Governance Committee will notify the recommending shareholder and the candidate of the determination.

Other Committees

      The Stock Option Committee consists of Messrs. Miller and Strudler. The Stock Option Committee met two times during fiscal 2003. The Stock Option Committee administers the issuance of stock options and stock appreciation rights and grants of restricted stock awards to employees other than our officers and directors. In some instances, Stock Option Committee awards are subject to Board of Directors approval.

      The Directors and Officers Stock Option Committee administers the issuance of stock options and stock appreciation rights and grants of restricted stock awards to our officers and directors. The Committee consists of Messrs. Bolotin, Landon and Ripault. The Directors and Officers Stock Option Committee met one time during fiscal 2003.

      Our By-Laws require that an Independent Directors Committee, which consists entirely of members of our Board who are not directors of LNR Property Corporation (“LNR”), or officers or employees of LNR or us, gives its approval on all ventures we enter into with LNR and any significant transactions between LNR and us or any of our subsidiaries. The Independent Directors Committee consists of all of our directors who are not employees, except that Messrs. Saiontz and Bolotin do not attend meetings at which transactions or conflicts with LNR are being discussed or vote with regard to those matters. The committee met three times during fiscal 2003.

CODE OF BUSINESS CONDUCT AND ETHICS

      We have a Code of Business Conduct and Ethics that applies to all our employees, including our Chief Executive Officer, our Chief Financial Officer and our Chief Accounting Officer. The Code of Business Conduct and Ethics is available on our website at www.lennar.com.

TRANSACTIONS WITH LNR PROPERTY CORPORATION

      Stuart A. Miller, our President and Chief Executive Officer, is the Chairman of the Board of LNR. Partnerships primarily owned by trusts of which he is a trustee, and of which he and members of his family are the beneficiaries, owned on January 31, 2004, approximately 32.5% of LNR’s stock, and Mr. Miller owns approximately 1.9% of LNR’s stock. Through the partnerships and his direct ownership, Mr. Miller has the power to cast approximately 83.2% of the votes that can be cast by LNR’s stockholders. LNR was a division, and then a wholly-owned subsidiary, of ours until we distributed LNR’s stock to our stockholders in 1997.

      At the same time in 1997 that we distributed LNR’s stock to our stockholders, we and LNR formed a partnership, of which we each owned 50%, to hold and develop land, some of which we purchased for use in our homebuilding activities, and some of which was, or may be, sold to other builders. Subsequently, we and LNR formed several other jointly-owned entities that performed similar activities. We have generally managed the jointly-owned entities. During the year ended November 30, 2003, we paid a total of $68.0 million to purchase properties from entities we owned jointly with LNR, and we were paid management fees and general contractor fees totaling $10.2 million by jointly-owned entities. Both our purchase prices of properties and our fees earned related to the jointly-owned entities approximated fair value.

      In November 2003, we and LNR each contributed our 50% interests in certain of our jointly-owned entities that had significant assets to a new limited liability company named LandSource Communities Development LLC (“LandSource”), in exchange for 50% interests in LandSource. In addition, in July 2003, we and LNR formed, and obtained 50% interests in, NWHL Investment LLC (“NWHL”), which in January 2004 purchased The Newhall Land and Farming Company (“Newhall”) for approximately $1 billion. Newhall’s primary business is developing two master-planned communities in Los Angeles County, California.

      In order to enable NWHL to pay the acquisition price of Newhall, we and LNR each contributed approximately $200 million to NWHL, and LandSource and NWHL jointly obtained $600 million of bank financing commitments, of which $400 million was used by NWHL to pay part of the acquisition price of Newhall. The remainder of the bank financing will be available to finance operations of Newhall and other property ownership and development companies that are jointly-owned by us and LNR. The remainder of the acquisition price was paid with proceeds of a sale of income-producing properties from Newhall to LNR for approximately $217 million. We are not obligated with regard to the borrowings by LandSource and NWHL, except that we and LNR have made limited maintenance guarantees and have committed to complete any property development commitments in the event of default.

      In 1997, we and LNR entered into an agreement that, among other things, prevented us from engaging in businesses of the type in which LNR was principally engaged in 1997, and prevented LNR from engaging in businesses of the type in which we were principally engaged in 1997. Those provisions expired in November 2002, but in August 2003, they were extended to November 2005.

      Our By-Laws require that an Independent Directors Committee, which consists entirely of members of our Board who are not directors of LNR, or officers or employees of LNR or us, gives its approval on all ventures we enter into with LNR and any significant transactions between LNR and us or any of our subsidiaries.

      Steven J. Saiontz, one of our directors, was until December 2002, the Chief Executive Officer of LNR. Although he no longer occupies that position, he continues to be a director of LNR. Also, his wife (who is Stuart A. Miller’s sister) is a beneficiary of the trusts described above that indirectly own a large amount of LNR stock.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Audit Committee operates pursuant to an Audit Committee Charter, which was approved and adopted by the Board of Directors. Each member of the Audit Committee is independent in the judgment of the Company’s Board of Directors and as required by the current listing standards of the New York Stock Exchange. In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company’s audited financial statements for the year ended November 30, 2003 with management, including a discussion of the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

      The Audit Committee has discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed the auditors’ independence with the auditors.

      Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended November 30, 2003 that was filed with the Securities and Exchange Commission.

R. KIRK LANDON, Chairperson
IRVING BOLOTIN
STEVEN L. GERARD

REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors presents this report to describe the compensation procedures it applied with regard to our executive officers for fiscal 2003, and the basis for the compensation of Stuart A. Miller, who served as our President and Chief Executive Officer during fiscal 2003.

      Each year, the Compensation Committee reviews the compensation of our employees whose base salary exceeds a specified amount ($200,000 for the year 2003). This review includes management’s recommendations as to salary, bonus and long-term, stock-based compensation for the upcoming year (except that there is no management recommendation as to the Chief Executive Officer). Bonuses for our employees are generally based on bottom-line profitability, return on net assets/capital, customer satisfaction and other factors that vary depending on an employee’s responsibilities. The long-term compensation structure is intended to align the performance of our employees with long-term performance for our stockholders.

      The Compensation Committee reviews in greater depth the compensation of our Chief Executive Officer and our most highly paid executive officers. This review includes proposed salaries, bonuses and long-term, stock-based compensation. In November 2002, we engaged an independent consulting firm, Hewitt Associates LLC, to conduct a study of our program for compensating our senior executives, including our Chief Executive Officer. This study compared our compensation levels both with that of other members of our homebuilding industry peer group, and with that of companies in industry generally with revenues similar to ours. The study analyzed salaries, bonuses and long-term, stock-based compensation. The Compensation Committee considered the results of the study as part of its determination as to what it believed would be a fair compensation program in view of our earnings, returns and other corporate goals.

      At a meeting in December 2002, the Compensation Committee reviewed the compensation of Stuart A. Miller, our Chief Executive Officer. The Compensation Committee discussed the contributions Mr. Miller had made as our Chief Executive Officer, and his expected future contributions. The Compensation Committee decided that, as in past years, Mr. Miller’s bonus should be based on a percentage of our pre-tax earnings, with the percentage depending on our return on net capital (from 0.5% if our return on net capital is below 13% to a high of 1% if our return on net capital exceeds 20%). However in 2003, a new element was added with regard to our customer satisfaction rating as determined by J.D. Power & Associates whereby in order to reach the maximum percentage of pre-tax earnings, a specified customer satisfaction rating must be achieved. Because in 2003, our return on net capital exceeded 20% (it was 23%) and we exceeded the customer satisfaction rating goal, the bonus percentage for 2003 was 1%, which is the maximum percentage that could have been achieved. This is the same percentage that was achieved in 2002. However, because our pre-tax earnings grew from $875.7 million in 2002 to $1.2 billion in 2003, Mr. Miller’s bonus increased from $8.8 million in 2002 to $12.1 million in 2003. Mr. Miller also received stock options that reward him on the basis of the long-term benefit to our stockholders.

      When the Compensation Committee determined Mr. Miller’s compensation, it was aware that Mr. Miller was entitled to receive during fiscal 2003 compensation for serving as Chairman of the Board of LNR Property Corporation, our former wholly-owned subsidiary which we spun-off in October 1997 and which is now a separate, publicly-traded company.

      Also at the meeting in December 2002, the Compensation Committee reviewed in detail and approved the management recommendations regarding compensation of our four most highly paid executive officers in addition to Mr. Miller. Specifically, the Compensation Committee approved the compensation of Robert J. Strudler, Jonathan M. Jaffe, Bruce E. Gross and Craig M. Johnson.

      In addition to the review of our most highly paid executive officers, as described above, the Compensation Committee reviews management’s recommendations as to a number of our other highly paid employees. Among the factors considered are the employee’s performance and prevailing levels of compensation in areas in which particular employees work. The Compensation Committee believes that its review of the compensation of everyone who has received more than a specified amount per year has helped ensure that management’s compensation decisions have been made responsibly, and have promoted our policy of attempting to fairly compensate our employees.

STEVEN L. GERARD, Chairperson
IRVING BOLOTIN
R. KIRK LANDON

Compensation Committee Interlocks And Insider Participation

      Irving Bolotin, who was elected to the Compensation Committee in January 2002, was our Senior Vice President until his retirement in December 1998.

PERFORMANCE GRAPH

      The following graph compares the five-year cumulative total return of our Class A Common Stock (plus the Class B Common Stock distributed with regard to it), assuming the reinvestment of dividends, with the Dow Jones U.S. Total Market Index and the Dow Jones Home Construction Index:

Comparison Of Five Year Cumulative Total Return

Fiscal Year Ended November 30
(1998=$100)

	1998	1999	2000	2001	2002	2003

Lennar Corporation	$100	73	142	167	238	482
Dow Jones U.S. Total Market Index	$100	122	116	103	86	101
Dow Jones Home Construction Index	$100	74	116	149	177	343

      The graph assumes $100 invested on November 30, 1998 in Lennar Class A Common Stock, the Dow Jones U.S. Total Market Index and the Dow Jones Home Construction Index with the reinvestment of all dividends. Because our Class B Common Stock began trading on the New York Stock Exchange in April 2003, our return as of November 30, 2003 is based on the sales price of one share of our Class A Common Stock and one-tenth of the sales price of a share of our Class B Common Stock.

OTHER MATTERS

      Our management does not know of any matters other than those described in this Proxy Statement which will be presented for action at the meeting. If any other matters properly come before the meeting, or any adjournments, the person or persons voting the management proxies will vote them in accordance with their best judgment.

AUDITORS

      Deloitte & Touche LLP audited our financial statements for the year ended November 30, 2003. We expect representatives of that firm to be present at the Annual Meeting of Stockholders to answer questions. We will give them an opportunity to make a statement if they wish to do so.

Audit Fees

      The fees billed by Deloitte & Touche LLP for various types of professional services and related expenses during the years ended November 30, 2003 and 2002 were approximately as follows:

	Fees during the year ended	Fees during the year ended
Type of Services	November 30, 2003	November 30, 2002

Audit services	$1,079,000	$893,000
Audit related services	$193,000	$85,000
Tax services	$1,745,000	$995,000
All other services	—	—

      Audit services generally include the audit of the annual financial statements, review of quarterly financial information, consents and comfort letters, while audit related services primarily involve the audits of our employee benefit plans, assistance in understanding and applying financial accounting and reporting standards and accounting assistance with proposed transactions. Tax services are primarily tax planning, tax compliance services and tax return preparation. Other services are primarily non-consultative services.

      Our Audit Committee has been informed of the types of services Deloitte & Touche has been rendering to us and has determined that Deloitte & Touche’s providing those services has been compatible with its maintaining its independence as to us. During fiscal 2003, the Audit Committee pre-approved all services rendered by Deloitte & Touche or any other accounting firm.

      Our Audit Committee will select the firm that audits our financial statements and will determine the compensation of that firm. The Audit Committee Charter requires that the Audit Committee pre-approve all auditing services (including providing comfort letters in connection with securities offerings) and non-audit services (including tax services) provided to us or our subsidiaries by our independent auditors, except for non-audit services covered by the De Minimus Exception in Section 10A of the Securities Exchange Act of 1934. Our Audit Committee has not at this time selected an accounting firm to audit our financial statements for the year ending November 30, 2004. It will discuss the selection at its meeting scheduled for March 2004.

STOCKHOLDERS’ PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING

      We must receive any proposals that stockholders wish to be included in next year’s Proxy Statement at our principal executive offices at 700 N.W. 107th Avenue, Miami, Florida 33172, (Attention: Benjamin P. Butterfield, General Counsel and Secretary), no later than November 8, 2004.

      A proposal that a stockholder wants to make without its being included in next year’s Proxy Statement will not be considered timely and will not be submitted to our stockholders at the 2005 Annual Meeting, unless we receive it by January 22, 2005.

By Order of the Board of Directors

BENJAMIN P. BUTTERFIELD
Secretary

Dated: March 8, 2004

ANNEX I

AUDIT COMMITTEE CHARTER

Purpose

      The Audit Committee (“Committee”) is appointed by the Board of Directors (“Board”) of Lennar Corporation (the “Company”). Its primary functions are to:

•	Assist Board oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence, (iv) the performance of the people responsible for the Company’s internal audit function and (v) the performance of the Company’s independent auditors;

•	Prepare the report that Securities and Exchange Commission (“SEC”) rules require be included in the Company’s annual proxy statement; and

•	Provide an open avenue of communication among the Company’s independent auditors, its internal auditors, its management and its Board of Directors.

Organization

•	The Committee will be composed of at least three directors, each of whom is financially literate (i.e., able to read and understand financial statements and aware of the functions of auditors for a company) or, in the judgment of the Board, able to become financially literate within a reasonable period of time after his or her appointment to the Committee.

•	Beginning not later than August 1, 2003, at least one member of the Committee will be a person who meets the “financial expert” criteria as provided under Item 401 of Regulation S-K.

•	Beginning not later than March 30, 2004, all members of the Committee must be independent.

A director will not be “independent”:

(i) if the director receives any consulting, advisory, or other compensatory fee from the Company other than fees for serving in his or her capacity as a member of the Board and as a member of Board committees;

(ii) unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is not otherwise an affiliate of the Company;

(iii) if the director is an employee, or an immediate family member is an executive officer, of the Company, until three years after the end of the employment relationship;

(iv) if the director is employed, or an immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee, until three years after the end of such service or the employment relationship;

(v) if the director is affiliated with or employed by, or an immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company or of an affiliate, until three years after the end of either the affiliation or the employment with the auditor or the auditing relationship;

(vi) if the director receives, or an immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than director or committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), until three years after he or she ceases to receive more than $100,000 per year in compensation; or

(vii) if the director is an executive officer or an employee, or an immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, until three years after falling below such threshold.

•	The Board will designate a member of the Committee to be the chairman of the Committee.

•	The Committee will create its own rules of procedure, including rules regarding notice of meetings, quorum and voting.

•	The Committee may create subcommittees to perform particular functions, either generally or in specific instances.

Powers

      The Committee will have the authority to engage independent counsel, accounting and other advisors, as it determines necessary to carry out its duties. The Company will provide appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of compensation (a) to the public accounting firm employed by the Company to audit its financial statements and (b) to any advisors employed by the Committee.

      The Committee may require any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee may also meet with the Company’s investment bankers or with financial analysts who follow the Company.

Responsibilities

      The Committee will from time to time adopt any policies or procedures it deems necessary to ensure that the accounting and reporting practices of the Company are of the highest quality.

      While the Committee has the responsibilities and powers set forth in this Charter, it is not the Committee’s responsibility to certify the Company’s financial statements or to guarantee the auditors’ report.

      To fulfill its responsibilities, the Committee will:

Independent Auditors

1. Pre-approve all auditing services (including providing comfort letters in connection with securities offerings) and non-audit services (including tax services) provided to the Company or its subsidiaries by the Company’s independent auditors, except for non-audit services covered by the De Minimus Exception in Section 10A of the Securities Exchange Act of 1934. The Committee may delegate to one or more of its members who is an independent director the authority to grant pre-approvals.

2. Be directly responsible for the appointment, termination, compensation, and oversight of the work, of any public accounting firm employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. Each such public accounting firm will report directly to the Committee.

3. Have the sole authority to approve all audit engagement fees and terms, as well as all significant non-audit engagements of the Company’s independent auditors.

4. In order to evaluate the independent auditors’ qualifications, performance and independence, at least annually obtain and review a report by the independent auditors describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by government or professional authorities within the preceding five years, regarding one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditors and the Company. This evaluation should include review of the partner in the independent auditing firm who has principal responsibility for its audits of the Company’s financial statements and should take into account the opinions of management and the Company’s internal auditors.

5. Present to the Board its conclusions regarding the independent auditors’ qualifications, performance and independence as a result of the evaluation described in the preceding paragraph.

6. Meet regularly with the Company’s independent auditors so that they can report on (a) all critical accounting policies and practices the Company uses or expects to use; and (b) all alternative treatments of material financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors.

7. Review with the Company’s independent auditors any audit problems or difficulties and management’s response, including any restrictions on the scope of the independent auditors’ activities and any disagreements with management, and, if applicable, also including any accounting adjustments that were noted or proposed by the auditors but were “passed” (including similar adjustments that were passed because individually they were not material); any communications between the audit team and the audit firm’s national office regarding auditing or accounting issues presented by the engagement; any “management” or “internal control” letter issued, or proposed to be issued, by the audit firm to the Company; and all other material written communications between the independent auditors and the management of the Company.

8. Instruct the independent auditors that the Board and the Committee are the auditors’ client.

9. Ensure that the lead audit partner does not serve in that capacity for more than five years. Consider whether the audit firm itself should be changed periodically.

10. Meet separately, periodically, with management, with the internal auditors and with the independent auditors.

11. Report regularly to the Board.

12. Set clear hiring policies for employees or former employees of the independent auditors.

Internal Audit

1. Review the appointment and replacement of the senior internal auditing executive.

2. Review the organization, plan and results of the activities of the Internal Audit department.

3. Review any significant changes in the planned scope of the internal audit function.

Accounting and Reporting Process

1. Review any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles.

2. Review major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

3. Review analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements and the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the financial statements of the Company.

4. Review the audited financial statements and discuss them with management and the independent accountants. Based on that review, and the reviews performed by the Committee as described in paragraphs 1 through 3, make a recommendation to the Board relative to the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K.

5. Obtain reports from management, the Company’s senior internal auditing executive and the independent auditors, as necessary, that the Company’s subsidiaries are conforming to applicable legal requirements and the Company’s Code of Business Conduct and Ethics, including disclosures of insider and affiliated party transactions.

6. Review with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

Other

1. Discuss the annual audited financial statements and quarterly financial statements with management and the independent auditors, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

2. Meet with the CEO and CFO, prior to their certification of each annual or quarterly report filed by the Company with the SEC, and receive those officers’ disclosures of (a) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and identify any material weakness in internal controls, and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

3. Review generally earnings press releases issued by the Company (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies.

4. Discuss and review policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which risk assessment and risk management is undertaken.

5. Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

6. Conduct an annual evaluation of its own performance.

7. Conduct an annual review of this Charter and recommend to the Board any changes the Committee deems appropriate.

As amended through February 16, 2004

DETACH HERE	ZLNAA2

700 N.W. 107th Avenue
Miami, Florida 33172

Proxy for 2004 Annual Meeting
This Proxy is Solicited on Behalf of the Board of Directors

By signing this proxy, the stockholder of Lennar Corporation appoints Stuart A. Miller, Bruce E. Gross and Benjamin P. Butterfield, or any one or more of them present, with full power of substitution, as attorneys and proxies of the stockholder to appear at the Annual Meeting of the Stockholders of LENNAR CORPORATION to be held at Lennar Corporation, 700 N.W. 107th Avenue, Second Floor, Miami, Florida on Tuesday, March 30, 2004, and at any and all adjournments of that meeting, and to act for the stockholder and vote all shares of Class A Common Stock of LENNAR CORPORATION standing in the name of the stockholder, with all the powers the stockholder would possess if personally present at the meeting, as follows on the reverse side.

SEE REVERSE SIDE	(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)	SEE REVERSE SIDE

LENNAR CORPORATION

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE	ZLNAA1

☒	Please mark votes as in this example.	# LNA

The Board of Directors solicited this proxy. This proxy when properly executed will be voted in the manner directed. If no direction is made, this proxy will be voted for all the listed nominees for election of directors.

					FOR	AGAINST	ABSTAIN
1.	Election of Directors:		2.	The Proxies are authorized to vote in their discretion with regard to any other business that may properly come before the meeting.	☐	☐	☐
	Nominees:	(01) Irving Bolotin, (02) R. Kirk Landon and (03) Donna E. Shalala

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐

For all nominees except as noted above

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears at left.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give your title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature:	Date:	Signature:	Date:

DETACH HERE	ZLNAB2

700 N.W. 107th Avenue
Miami, Florida 33172

Proxy for 2004 Annual Meeting
This Proxy is Solicited on Behalf of the Board of Directors

By signing this proxy, the stockholder of Lennar Corporation appoints Stuart A. Miller, Bruce E. Gross and Benjamin P. Butterfield, or any one or more of them present, with full power of substitution, as attorneys and proxies of the stockholder to appear at the Annual Meeting of the Stockholders of LENNAR CORPORATION to be held at Lennar Corporation, 700 N.W. 107th Avenue, Second Floor, Miami, Florida on Tuesday, March 30, 2004, and at any and all adjournments of that meeting, and to act for the stockholder and vote all shares of Class B Common Stock of LENNAR CORPORATION standing in the name of the stockholder, with all the powers the stockholder would possess if personally present at the meeting, as follows on the reverse side.

SEE REVERSE SIDE	(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)	SEE REVERSE SIDE

LENNAR CORPORATION

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE	ZLNAB1

☒	Please mark votes as in this example.	# LNA

The Board of Directors solicited this proxy. This proxy when properly executed will be voted in the manner directed. If no direction is made, this proxy will be voted for all the listed nominees for election of directors.

					FOR	AGAINST	ABSTAIN
1.	Election of Directors:		2.	The Proxies are authorized to vote in their discretion with regard to any other business that may properly come before the meeting.	☐	☐	☐
	Nominees:	(01) Irving Bolotin, (02) R. Kirk Landon and (03) Donna E. Shalala

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐

For all nominees except as noted above

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears at left.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give your title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature:	Date:	Signature:	Date: